UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2004

SCIQUEST, INC.

(Exact name of Registrant as specified in charter)

Delaware	0-30436	56-2127592
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5151 McCrimmon Parkway, Suite 216, Morrisville, NC	27560
(Address of principal executive offices)	(zip code)

(919) 659-2100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 7(c). Exhibits.

99.1	Text of corrected Press Release of SciQuest, Inc. (the “Company”), dated February 5, 2004.

Item 9. Regulation FD Disclosure

Item 12. Results of Operations and Financial Condition.

On February 5, 2004, the Company issued a press release announcing its operating results for the three-month period ending on December 31, 2003. The original press release contained the following error: the sentence “Cash and investments at September 30, 2003 equaled $19.3 million.” should have read “Cash and investments at December 31, 2003 equaled $19.3 million.” The Company believes such error to be immaterial, and it corrected such error in a subsequent teleconference, with respect to which the Company provided adequate notice and access to the public. The press release referenced above also corrects such error.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIQUEST, INC.

By:	/s/ James J. Scheuer
James J. Scheuer
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

Date:	February 5, 2004